UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2024

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4446-1A Hendricks Avenue Suite 354, Jacksonville, Florida	32207
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01        Entry into a Material Definitive Agreement

On June 3, 2024, ParkerVision, Inc. (the "Company") amended a convertible promissory note dated June 7, 2019, with a face value of $150,000 held by an accredited investor to extend the maturity date from June 7, 2024 to December 1, 2024.   All other terms of the note, including the $0.10 conversion price, remain unchanged.

In addition, on June 3, 2024, the Company amended two convertible promissory notes dated July 18, 2019, each with a face value of $100,000 held by accredited investors, to extend the maturity date from July 18, 2024 to December 1, 2024.  All other terms of the notes, including the $0.08 conversion price, remain unchanged.

The foregoing summary of the amendments are qualified in their entirety by reference to the full text thereof, which are attached as Exhibits 10.1 through 10.3 hereto, respectively, and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation

The information set forth in Item 1.01 is incorporated under this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Amendment to June 7, 2019 Convertible Note Between Registrant and Mark Fisher
10.2	Amendment to July 18, 2019 Convertible Note Between Registrant and Mark Fisher
10.3	Amendment to July 18, 2019 Convertible Note Between Registrant and Stephen Hanson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2024
PARKERVISION, INC.

By /s/ Cynthia French
Cynthia French
Chief Financial Officer